96-13


                   PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY

                      Action by Executive Committee of the
                     Board of Directors by Unanimous Consent

     Pursuant to Section 9 of Article II of the Bylaws of Pruco Life Insurance Company of New Jersey (the "Company"), a New Jersey corporation, the undersigned, being or acting for all of the regular members of the Executive Committee of the Board of Directors of such corporation hereby consent to and adopt the following resolutions:

R-339                  ESTABLISHMENT OF SEPARATE ACCOUNT

     RESOLVED, that the Company hereby establishes, pursuant to Section 17B:28-7 of the Revised Statutes of New Jersey, a variable contract account to be designated initially as the "Pruco Life of New Jersey Flexible Premium Variable Annuity Account" (hereinafter in these resolutions referred to as the "Account"); and

     FURTHER RESOLVED, that the Company shall receive and hold in the Account amounts arising from (i) purchase payments received pursuant to certain individual variable annuity contracts ("Variable Contracts") of the Company sold as part of its Individual Variable Annuity Program ("Program") which may also include contracts for (A) tax-qualified pension and profit-sharing plans, (B) retirement plans for self-employed individuals, (C) individual retirement accounts, (D) simplified employee pension plans, (E) public employee deferred compensation plans, and (F) tax-deferred annuity plans, and (ii) such assets of the Company as the proper officers of the Company may deem prudent and appropriate to have invested in the same manner as the assets applicable to its reserve liability under the Variable Contracts and lodged in the Account; such amounts and the dividends, interest and gains produced thereby shall be invested and reinvested, subject to the rights of the holders of such Variable Contracts,
(i) in shares of The Prudential Series Fund, Inc., a diversified open-end management investment company of the series type managed by The Prudential Insurance Company of America ("Prudential"), at the net asset value of such shares at the time of acquisition and (ii) in shares of such other diversified open-end management investment companies managed by investment advisers unaffiliated with Prudential, as may be determined from time to time by the proper officers of the Company, at the net asset value of such shares at the time of acquisition; and

     FURTHER RESOLVED, that the Account shall be registered as a unit investment trust under the Investment Company Act of 1940, and that the proper officers of the Company be and they hereby are authorized to sign and file, or cause to be filed, with the Securities and Exchange Commission a registration statement, on behalf of the Account, as registrant, under the Investment Company Act of 1940 ("Investment Company Act Registration"); and

     FURTHER RESOLVED, that the Company shall as part of its Program sell Variable Contracts on a variable basis and that the proper officers of the Company shall be and they hereby are authorized to sign and file, or cause to be filed, with the Securities and Exchange Commission, on behalf of the Company, as issuer, a registration statement, including the financial statements and schedules, exhibits and form of prospectus required as a part thereof, for the registration of the offering and sale of such Variable Contracts, to the extent they represent participating interests in the Account, under the Securities Act of 1933 ("Securities Act Registration"); and to pay the registration fees required in connection therewith; and

     FURTHER RESOLVED, that the proper officers of the Company are authorized and directed to sign and file, or cause to be filed, such amendment or amendments of such Investment Company Act Registration and Securities Act Registration as they may find necessary or advisable from time to time; and

     FURTHER RESOLVED, that the signature of any director or officer required by law to affix his signature to such Investment Company Act Registration and Securities Act Registration, or to any amendment thereof, may be affixed by said director or officer personally, or by an attorney-in-fact duly constituted in writing by said director or officer to sign his name thereto; and

     FURTHER RESOLVED, that the Chief Legal Officer of the Company is appointed agent of the Company to receive any and all notices and communications from the Securities and Exchange Commission relating to such Investment Company Act Registration and Securities Act Registration and any and all amendments thereof; and

     FURTHER RESOLVED, that the proper officers of the Company be and they hereby are authorized to take whatever steps may be necessary or desirable to comply with such of the laws and regulations of the several states as may be applicable to the Company's Program; and

     FURTHER RESOLVED, that the proper officers of the Company be and they hereby are authorized, in the name and on behalf of the Company, to execute and deliver such corporate documents and certificates and to take such further action as may be necessary or desirable, including, but not limited to, the payment of applicable fees, in order to effectuate the purposes of the foregoing resolutions or any of them; and

     FURTHER RESOLVED, that the Account shall not be chargeable with liabilities arising out of any other business of the Company, and the income, if any, and the gains and losses, realized and unrealized, on the Account shall be credited or charged to the Account without regard to other gains or losses by the Company.

Dated:  May 20, 1996

                                           /s/ ESTHER H. MILNES
                                           --------------------------------
                                               Esther H. Milnes


                                           /s/ WILLIAM F. YELVERTON
                                           --------------------------------
                                               William F. Yelverton

                                           /s/ I. EDWARD PRICE
                                           --------------------------------
                                               I. Edward Price

                                      96-14

                   PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY

                      Action by Executive Committee of the
                     Board of Directors by Unanimous Consent

     Pursuant to Section 9 of Article II of the Bylaws of Pruco Life Insurance Company of New Jersey (the "Company"), a New Jersey corporation, the undersigned, being or acting for all of the regular members of the Executive Committee of the Board of Directors of such corporation hereby consent to and adopt the following resolutions:

R-340                    ESTABLISHMENT OF SEPARATE ACCOUNT

     RESOLVED, that the Company hereby establishes, pursuant to Section 17B:28-7 of the Revised Statutes of New Jersey, a "non-unitized" separate account to be designated initially as the "Pruco Life of New Jersey Modified Guaranteed Annuity Account" (hereinafter in these resolutions referred to as the "Account"); and

     FURTHER RESOLVED, that the Company shall receive and hold in the Account amounts arising from (i) purchase payments received pursuant to certain modified guaranteed annuity contracts ("Contracts") of the Company sold as part of its Individual Variable Annuity Program ("Program") and (ii) such assets of the Company as the proper officers of the Company may deem prudent and appropriate to have invested in the same manner as the assets applicable to its reserve liability under the Contracts and lodged in the Account, and such amounts and the dividends, interest and gains produced thereby shall be invested and reinvested, subject to the rights of the holders of such Contracts, and subject to the investment laws applicable to the Company's general account assets; and

     FURTHER RESOLVED, that the Company shall, as part of its Program, sell the Contracts as securities and that the proper officers of the Company shall be and they hereby are authorized to sign and file, or cause to be filed, with the Securities and Exchange Commission, on behalf of the Company, as issuer, a registration statement, including the financial statements and schedules, exhibits and form of prospectus required as a part thereof, for the registration of the offering and sale of such Contracts under the Securities Act of 1933 (hereinafter in these resolutions referred to as "Securities Act Registration") and to pay the registration fees required in connection therewith; and

     FURTHER RESOLVED, that the proper officers of the Company are authorized and directed to sign and file, or cause to be filed, such amendment or amendments of such Securities Act Registration as they may find necessary or advisable from time to time; and

     FURTHER RESOLVED, that the signature of any director or officer required by law to affix his signature to such Securities Act Registration, or to any amendment thereof, may be affixed by said director or officer personally, or by an attorney-in-fact duly constituted in writing by said director or officer to sign his name thereto; and

     FURTHER RESOLVED, that the Chief Legal Officer of the Company is appointed agent of the Company to receive any and all notices and communications from the Securities and Exchange Commission relating to such Securities Act Registration and any and all amendments thereof; and

     FURTHER RESOLVED, that the proper officers of the Company be and they hereby are authorized to take whatever steps may be necessary or desirable to comply with such of the laws and regulations of the several states as may be applicable to the sale of the Contracts; and

     FURTHER RESOLVED, that the proper officers of the Company be and they hereby are authorized, in the name and on behalf of the Company, to execute and deliver such corporate documents and certificates and to take such further action as may be necessary or desirable, including, but not limited to, the payment of applicable fees, in order to effectuate the purposes of the foregoing resolutions or any of them.

     FURTHER RESOLVED, that the Account shall not be chargeable with liabilities arising out of any other business of the Company, and the income, if any, and the gains and losses, realized and unrealized, on the Account shall be credited or charged to the Account without regard to other gains or losses by the Company.


Dated:  May 20, 1996

                                           /s/ ESTHER H. MILNES
                                           --------------------------------
                                               Esther H. Milnes


                                           /s/ WILLIAM F. YELVERTON
                                           --------------------------------
                                               William F. Yelverton

                                           /s/ I. EDWARD PRICE
                                           --------------------------------
                                               I. Edward Price